UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series B Junior Participating Preferred Stock Purchase Rights	CYTR	OTC Market OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with John Y. Caloz

On December 16, 2021, CytRx Corporation (the “Company”) entered into a new employment agreement with John Y. Caloz, effective January 1, 2022, under which the Company agreed to continue to employ Mr. Caloz as its Chief Financial Officer through December 31, 2022 (the “Employment Agreement”). Under the Employment Agreement, Mr. Caloz is entitled to a base annual salary of $400,000. Mr. Caloz also is entitled to receive an annual bonus as determined by the Company in its sole discretion but not less than $100,000. In the event Mr. Caloz’s employment is terminated without “cause” or due to “disability” (each term as defined in the Employment Agreement) or death, the Company has agreed to (i) pay Mr. Caloz or his heirs or personal representatives, as applicable, a lump-sum severance amount equal to six months’ base annual salary, or twelve months’ base annual salary if Mr. Caloz’s employment is terminated without “cause” following a “change in control” (as defined the Employment Agreement), and (ii) continue the participation, at the Company’s cost, for a period of six months, or twelve months if Mr. Caloz’s employment is terminated without “cause” following a “change in control”, of Mr. Caloz and his dependents in the employee benefits plan in which Mr. Caloz was participating. In the event Mr. Caloz’s employment is terminated without “cause”, all of Mr. Caloz’s vested stock options and any other vested equity awards will remain exercisable for their full term notwithstanding the termination of Mr. Caloz’s employment. In the event Mr. Caloz’s employment is terminated due to Mr. Caloz’s “disability” or death, all of Mr. Caloz’s unvested stock options and other equity awards will immediately vest in full and all of Mr. Caloz’s stock options and any other equity awards based on the Company’s securities will remain exercisable for their full term notwithstanding the termination of his employment.

In the event the Employment Agreement is not renewed or extended, the Company will continue to pay Mr. Caloz’s annual salary thereunder during the period commencing on expiration of the employment and ending on June 30, 2023 or the date he is employed by another employer, whichever is earlier.

The foregoing description of the material terms of the Employment Agreement with Mr. Caloz does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the Employment Agreement. The full text of such agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: December 16, 2021	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer